                                    EXHIBIT 21.01

                        CALIFORNIA COASTAL COMMUNITIES, INC.

                             WORLDWIDE SUBSIDIARIES

                                                 Percentage    State/Country of
                                                  Ownership     Incorporation
                                                 ----------    ----------------
Hengro Fifteen Inc.                                  100         Delaware
Henley Disc Media, Inc.                              100         Delaware
Henley Facilities, Inc.                              100         Delaware
New Henley Holdings Inc.                             100         Delaware
     Air Correction International, Inc.              100         Delaware
     GCC Patents Holding Company Inc.                100         Delaware
     Hengro Fourteen Inc.                            100         Delaware
     Hengro Ten Inc.                                 100         Delaware
     Hengro Thirteen Inc.                            100         Delaware
     Henley Deltec Holdings Inc.                     100         Delaware
          Henley Deltec Corporation                  100         Delaware
     Henley Investments, Inc. Two                    100         Delaware
     IRE Corporation                                 100         Indiana
     LJC Investments, Inc.                           100         Delaware
     Moore International Inc.                         80         Delaware
     Newco A.C. Corporation                          100         Delaware
     Procon International Inc.                       100         Delaware
          Procon Incorporated                        100         Delaware
              Procofrance, S.A.                      100         France
              Procon (Great Britain) Limited         100         United Kingdom
     Pullman Environmental Services Inc.             100         Delaware
     Pullman Passenger Car Company Inc.              100         Delaware
     Pullman Swindell Ltd.                           100         United Kingdom
     Trailmobile International Ltd.                  100         Delaware
          Pullman Trailmobile de Mexico S.A. de C.V. 100         Mexico
     Trailmobile Leasing Corp.                       100         Delaware
     W.O.L. Corporation                              100         Delaware
     W.W.C. Corporation                              100         Delaware
     Wheelabrator Export Corporation                 100         Delaware
Henley Holdings Two Inc.                             100         Delaware
     Signal Landmark Holdings Inc.                   100         Delaware
          Signal Landmark                            100         California
              Calumet Real Estate Inc.               100         Delaware
              Newport Realty Corp.                   100         California
              Signal Hawaii, Inc.                    100         Hawaii
              Signal Puako Corporation               100         Hawaii
              KREG Residential Corp.                 100         Delaware

                             WORLDWIDE SUBSIDIARIES
                                  (continued)

                                                 Percentage    State/Country of
                                                  Ownership     Incorporation
                                                 ----------    ----------------

Henley/KNO Holding Inc.                              100         Delaware
Hearthside Holdings, Inc.                            100         Delaware
      Hearthside Homes, Inc.                         100         California
         AV Partnership                               49         California
         AV Partners Corp.                            49         California
KREG Holdings Inc.                                   100         Delaware
NC Holding Company                                   100         Delaware
      Wentworth By The Sea, Inc.                     *50         Delaware
Newco A. D. Corporation                              100         South Carolina
Twenty Newco Inc.                                    100         Delaware
Wentworth Holdings Inc.                              100         Delaware
      Wentworth By The Sea, Inc.                     *50         Delaware
WESI Maryland Inc.                                   100         Delaware
WT/HRC Corporation                                   100         Illinois
      Heat Research Corporation                      100         Delaware


(*) Together NC Holding Company and Wentworth Holdings Inc. own 100% of Wentworth By The Sea, Inc.